FOR IMMEDIATE RELEASE

Entegra Financial Corp.	Stearns Financial Services, Inc.
Roger D. Plemens	Harley Vestrum
President and Chief Executive Officer	Chief Operating Officer/Chief Risk Officer
(828) 524-7000	(320) 650-2386

ENTEGRA FINANCIAL CORP. COMPLETES

PURCHASE OF 2 BRANCHES IN NORTHERN GEORGIA

Franklin, NC, February 27, 2017 — Entegra Bank, the wholly-owned subsidiary of Entegra Financial Corp. (NASDAQ: ENFC) (“Entegra”), today announced that it has completed the previously announced acquisition of two branches in Jasper, Georgia from Stearns Bank National Association, the wholly-owned subsidiary of Stearns Financial Services, Inc. (SFSI). Entegra acquired approximately $153 million in customer deposits.

Commenting on the transaction, Roger Plemens, President and Chief Executive Officer of Entegra, stated, “We are happy to welcome our new customers to the Entegra family as we expand our franchise into northern Georgia. We look forward to providing our customers with an expanded set of products and services from the same familiar faces they have come to know over the years. This transaction continues our strategy of leveraging our capital and building a strong deposit base in rural markets.”

In October 2016, Entegra entered into an agreement with Stearns Bank National Association to purchase the two branches. The acquired branches opened as Entegra Bank branches on the morning of February 27, 2017.

About Entegra Financial Corp.

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”.

Entegra Bank operates a total of 17 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and Northern Georgia county of Pickens. The Company also operates loan production offices in Asheville, NC and Clemson, SC. For further information, visit the Company’s website www.entegrabank.com

About Stearns Financial Services, Inc.

Stearns Financial Services Inc. (SFSI) is a $1.9 billion well-capitalized, independent financial holding company based in the Midwest. Founded in 1912, CEO Norm Skalicky has led SFSI since 1964. Stearns Bank continues to extend the foundation of excellence with bank locations in Minnesota, Arizona, and Florida.

Stearns specializes in nationwide small business lending and equipment financing with a history delivering outstanding customer service and the ability to deliver fast decisions with customized finance solutions. Our slogan says it all: We get the job done!

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.